                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[X] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[_] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                            AMERICAN SOFTWARE, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                      N/A
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
         N/A
    (2) Aggregate number of securities to which transaction applies:
         N/A
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         N/A
    (4) Proposed maximum aggregate value of transaction:
         N/A
    (5) Total fee paid:
         N/A
[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                            AMERICAN SOFTWARE, INC.
                           470 EAST PACES FERRY ROAD
                            ATLANTA, GEORGIA 30305

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of AMERICAN SOFTWARE, INC. will be held at the Ritz Carlton Buckhead, 3434 Peachtree Road, N.E., Atlanta, Georgia, on Tuesday, August 22, 1995 at 4:00 p.m. for the following purposes:

  1. To elect four directors of the Company, two of whom will be elected by the holders of Class A Common Shares, and two of whom will be elected by the holders of Class B Common Shares.

  2. To consider and vote upon an amendment to the Company's 1991 Employee Stock Option Plan to increase the base number of Class A Common Shares that may be subject to options granted under that Plan from 1,650,000 Shares to 2,150,000 Shares.

  3. To transact such other business as may properly come before the meeting.

  Only shareholders of the Company of record at the close of business on July 13, 1995 will be entitled to vote at the meeting.

  Shareholders are requested to vote, date, sign and mail their proxies in the form enclosed even though they now plan to attend the meeting. If shareholders are present at the meeting, their proxies may be withdrawn, and they may vote personally on all matters brought before the meeting, as described more fully in the enclosed Proxy Statement.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      James R. McGuone, Secretary
                                                        ---------

July 26, 1995

                                   IMPORTANT

  We hope you will attend the shareholders' meeting. In order that there may be a proper representation at the meeting, each shareholder is requested to send in his or her proxy in the enclosed envelope, which requires no postage if mailed in the United States. Attention by shareholders to this request will reduce the Company's expense in soliciting proxies.

                                PROXY STATEMENT

                      FOR ANNUAL MEETING OF SHAREHOLDERS
                          OF AMERICAN SOFTWARE, INC.
                               ----------------
                               TO BE HELD AT THE
                             RITZ CARLTON BUCKHEAD
                           3434 PEACHTREE ROAD, N.E.
                               ATLANTA, GEORGIA
                              ON AUGUST 22, 1995

  This Proxy Statement is furnished to Class A shareholders by the Board of Directors of AMERICAN SOFTWARE, INC., 470 East Paces Ferry Road, N.E., Atlanta, Georgia 30305 (the "Company"), in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Shareholders on Tuesday, August 22, 1995, at 4:00 p.m., and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and accompanying proxy card and Notice of Annual Meeting are first being mailed to shareholders on or about July 26, 1995.

  If the enclosed form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with its terms. If no choices are specified, the proxy will be voted --

  FOR -- Election of David H. Gambrell and Thomas R. Williams as Class A Directors.

  FOR -- Adoption of proposed amendment to the Company's 1991 Employee Stock Option Plan to increase the base number of Class A Common Shares that may be subject to options granted under that Plan from 1,650,000 Shares to 2,150,000 Shares.

  In addition, a properly executed and returned proxy card gives the authority to vote in accordance with the proxy-holders' best judgment on such other business as may properly come before the meeting. Any proxy given pursuant to this solicitation may be revoked, either in writing furnished to the Secretary of the Company prior to the meeting or personally by attendance at the meeting, by the person giving the proxy insofar as the proxy has not been exercised at the meeting.

                               VOTING SECURITIES

RECORD DATE AND VOTING OF SECURITIES

  The Board of Directors has fixed the close of business on July 13, 1995 as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting. On July 13, 1995 the Company had outstanding and entitled to vote a total of 17,426,197 Class A Common Shares ("Class A shares") and 4,836,889 Class B Common Shares ("Class B shares").

  Other than in the election of directors, in which holders of Class A shares and Class B shares vote as separate classes, each outstanding Class A share is entitled to one-tenth vote per share and each outstanding Class B share is entitled to one vote per share on all matters to be brought before the meeting. The Class A directors and the Class B directors will be elected by a majority of the votes cast by the respective classes. The increases in the number of shares authorized under the 1991

Employee Stock Option Plan requires the affirmative vote of a majority of the shares represented at the meeting (adjusted as described above). Any other matter submitted to the meeting must be approved or ratified by a majority vote of the outstanding shares (adjusted as described above). A one-third quorum of 5,808,733 Class A shares and of 1,612,297 Class B shares is required to be present or represented by proxy at the meeting in order to conduct all of the business expected to come before the meeting.

SECURITY OWNERSHIP

  Five Percent Shareholders. The only persons known by the Company to own
  -------------------------
beneficially more than 5% of the outstanding shares of common stock of either class of the Company are those set forth below. Unless otherwise noted, this information is as of June 30, 1995.

TITLE                                           SHARES
 OF              NAME AND ADDRESS OF         BENEFICIALLY      PERCENT OF
CLASS             BENEFICIAL OWNER              OWNED          CLASS (1)
- -----            -------------------         ------------      ----------
Class A  James C. Edenfield                      28,125(2)(3)      0.2%(4)(5)
 Shares  c/o American Software, Inc.
         470 East Paces Ferry Road, N. E.
         Atlanta, Georgia 30305
         Thomas L. Newberry                      37,125(2)(6)      0.2%(4)(5)
         c/o American Software, Inc.
         470 East Paces Ferry Road, N. E.
         Atlanta, Georgia 30305
         State of Wisconsin Investment Board  1,730,000(7)         9.9%
         P. O. Box 7842
         Madison, Wisconsin 53707
Class B                                       2,600,952           53.8%
 Shares  James C. Edenfield
         Thomas L. Newberry                   2,235,937           46.2%

- --------
(1) Based on a total of 17,426,197 Class A shares outstanding and 85,426 Class A shares that may be purchased under options exercisable within 60 days, for an aggregate of 17,511,623 Class A shares deemed outstanding.
(2) Does not include the Class B shares beneficially owned by Mr. Edenfield and Dr. Newberry, which shares are convertible into Class A shares on a share for share basis.
(3) Represents shares that may be acquired upon the exercise of stock options exercisable within 60 days.
(4) For all matters except the election of directors, which involves class voting, Messrs. Edenfield and Newberry together beneficially own approximately 74% of the combined, weighted voting rights of the outstanding Class A and Class B shares. See "Record Date and Voting of Securities," above.
(5) If their respective Class B shares were converted into Class A shares, Mr. Edenfield would beneficially own 11.5% of the outstanding Class A shares and Dr. Newberry would beneficially own 9.9% of the outstanding Class A shares.
(6) Includes 13,000 shares that may be acquired upon the exercise of stock options exercisable within 60 days.
(7) Based upon an amended Schedule 13G filed by such entity dated February 13, 1995.

  Directors and Executive Officers. The following table shows the shares of
  --------------------------------
common stock of the Company, both Class A and Class B, beneficially owned by each nominee for director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group as of June 30, 1995. The statements as to securities beneficially owned are, in each instance, based upon information provided by the person(s) concerned.

                                      SHARES                   PERCENT
                                BENEFICIALLY OWNED             OF CLASS
NAME OF BENEFICIAL OWNER        ------------------------- ----------------------
OR DESCRIPTION OF GROUP          CLASS A         CLASS B  CLASS A(1)     CLASS B
- ------------------------        ---------      ---------- ----------     -------
DIRECTORS:
James C. Edenfield.............   28,125(2)(3)  2,600,952    0.2%(4)(5)   53.8%
Thomas L. Newberry.............   37,125(2)(6)  2,235,937    0.2%(4)(5)   46.2%
David H. Gambrell..............   15,618(7)           -0-    0.1%          --
Thomas R. Williams.............    8,400(7)           -0-    --            --
NAMED EXECUTIVE OFFICERS WHO ARE NOT
 DIRECTORS:
J. Michael Edenfield...........   11,468(8)           -0-    0.1%          --
Joseph L. Wiley(9).............      -0-              -0-    --            --
Lawrence Mueller(9)............      -0-              -0-    --            --
Paul DiBono, Jr................    1,000              -0-    --            --
All directors and executive
 officers as a group
 (11) persons..................  141,297(10)    4,836,889    0.8%          100%

- --------
 (1) Based on a total of 17,426,197 Class A shares outstanding and 85,426 Class A shares that may be purchased under options exercisable within 60 days, for an aggregate of 17,511,623 Class A shares deemed outstanding.
 (2) Does not include the Class B shares beneficially owned by Mr. Edenfield and Dr. Newberry, which shares are convertible into Class A shares on a share for share basis.
 (3) Represents shares that may be acquired upon the exercise of stock options exercisable within 60 days.
 (4) For all matters except the election of directors, which involves class voting, Messrs. Edenfield and Newberry together beneficially own approximately 74% of the combined, weighted voting rights of the outstanding Class A and Class B shares. See "Record Date and Voting of Securities," above.
 (5) If their respective Class B shares were converted into Class A shares, Mr. Edenfield would beneficially own 11.5% of the outstanding Class A shares and Dr. Newberry would beneficially own 9.9% of the outstanding Class A shares.
 (6) Includes 13,000 shares that may be acquired upon the exercise of stock options exercisable within 60 days.
 (7) Includes 6,000 shares subject to options exercisable within 60 days.
 (8) Includes 8,930 shares subject to options exercisable within 60 days.
 (9) The employment of Messrs. Mueller and Wiley by the Company terminated on November 30, 1994 and April 28, 1995, respectively.
(10) Includes 65,680 shares subject to options exercisable within 60 days.

  Compliance with Section 16 of the Exchange Act. Section 16(a) of the
  ----------------------------------------------
Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and holders of more than 10% of the Class A shares are required by regulations promulgated by the Commission to furnish the Company with copies of all Section 16(a) forms they file.

  Based upon its review of the copies of such forms received by it, as well as other written representations, the Company believes that during fiscal 1995 all Section 16(a) filing requirements applicable to its directors, officers and greater than 10% beneficial owners were complied with.

                             ELECTION OF DIRECTORS

  The directors of the Company are elected annually to hold office until the election and qualification of their successors at the next Annual Meeting. Of the four directors to be elected, two are to be elected by the holders of the outstanding Class A shares and two are to be elected by the holders of the outstanding Class B shares. The persons named in the enclosed proxy card intend to vote Class A shares for the election of David H. Gambrell and Thomas
R. Williams, the Class A director nominees. In the event either of these individuals should be unavailable to serve as a director, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. The Board of Directors has no reason to believe that any director nominees will be unavailable for election as a director.

  It is anticipated that Messrs. Edenfield and Newberry, who together own all of the Class B shares, will vote their Class B shares in favor of the election of Messrs. Edenfield and Newberry as Class B directors. Thus, it is expected that Messrs. Edenfield and Newberry will continue to serve as the Class B directors.

  The nominees for directors, their ages, their principal occupations for at least the past five years, other public company directorships held by them and the year each was first elected a director of the Company are set forth below.

                                                                           YEAR
                                                                          FIRST
                                                                         ELECTED
 NAME OF NOMINEE       AGE     PRINCIPAL OCCUPATION; DIRECTORSHIPS       DIRECTOR
 ---------------       ---     -----------------------------------       --------
 David H. Gambrell(1)   65 Partner, Gambrell & Stolz, Attorneys,           1983
                           Atlanta, GA.
 Thomas R. Williams(2)  66 President, The Wales Group, Inc.; director      1989
                           of BellSouth Corporation, Georgia Power
                           Company, National Life Insurance Company of
                           Vermont, ConAgra, Inc. and AppleSouth,
                           Inc.; a trustee of The Fidelity Group of
                           Mutual Funds; and retired director,
                           Equifax, Inc. and National Service
                           Industries, Inc.
 Thomas L. Newberry(3)  62 Chairman of the Board of American Software,     1971
                           Inc.
 James C. Edenfield(4)  60 President, Chief Executive Officer and          1971
                           Treasurer of American Software, Inc.

- --------
(1) Mr. Gambrell has been a practicing attorney since 1952, and is a partner in the firm of Gambrell & Stolz, counsel to the Company. He served as a member of the United States Senate from the State of Georgia in 1971 and 1972. Mr. Gambrell holds a Bachelor of Science degree from Davidson College and a J.D. from the Harvard Law School.
(2) Mr. Williams is currently the President of The Wales Group, Inc., a closely held corporation engaged in investments and venture capital. He has held such position since 1987. In addition to the above directorships, Mr. Williams was a director of Southern Bell from 1980 to 1983 and is a former Chairman of the Board of First Wachovia Corporation, First National Bank of Atlanta and First Atlanta Corporation. He holds a Bachelor of Science degree in Industrial Engineering from the Georgia Institute of Technology and a Master of Science degree in Industrial Management from the Massachusetts Institute of Technology.
(3) Dr. Newberry is a co-founder of the Company and served as Co-Chief Executive Officer of the Company until November 1989. Prior to founding the Company, he held executive positions with several companies engaged in computer systems analysis, software development and sales, including Management Science America, Inc., an Atlanta-based applications software development and sales company, where he was also a director. Dr. Newberry holds Bachelor, Master of Science and Ph.D degrees in Industrial Engineering from the Georgia Institute of Technology.
(4) Mr. Edenfield is a co-founder of the Company and has served as Chief Executive Officer since November 1989, and as Co-Chief Executive Officer for more than five years prior to that time. Prior to founding the Company, Mr. Edenfield held several executive positions with and was a director of Management Science America, Inc. He holds a Bachelor of Industrial Engineering degree from the Georgia Institute of Technology.

  From May 1, 1994 to April 30, 1995, the Board of Directors held four formal meetings. No director of the Company attended fewer than 75% of the total meetings of the Board of Directors and committee meetings on which such Board member served and was eligible to attend during this period.

  The Board of Directors has an Audit Committee, which consists of Messrs. Gambrell and Williams. The functions of the Audit Committee include recommending independent public accountants to the Company, reviewing the scope and results of the independent public accountants' audit, and monitoring the adequacy of the Company's accounting, financial and operating controls.
The Audit Committee held   meeting[s] during fiscal 1995.

  The Company has a 1991 Employee Stock Option Plan Committee, consisting of Messrs. Edenfield and Newberry. During fiscal 1995, this Committee met or
acted by written consent   times. The members of this Committee are not
eligible to participate in the Plan which they are administering. The functions of this Committee are to grant options and establish the terms of those options, as well as to construe and interpret the Plan and to adopt rules in connection therewith.

  The Company has a Compensation Committee, consisting of Messrs. Gambrell and Williams, described below in "Certain Information Regarding Executive Officers and Directors--Report on Executive Compensation." The Compensation Committee
met or acted by written consent on   occasions during fiscal 1995. The Board
has no nominating committee, or any other committee performing similar functions.

THE BOARD OF DIRECTORS RECOMMENDS THAT CLASS A SHAREHOLDERS VOTE "FOR" MESSRS.
                            GAMBRELL AND WILLIAMS.

        CERTAIN INFORMATION REGARDING EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

  The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the four other executive officers of the Company (determined as of April 30, 1995) whose annual compensation exceeded $100,000 during fiscal 1995 (referred to herein as the "named executive officers") for the fiscal years ended April 30, 1993, 1994 and 1995:

                          SUMMARY COMPENSATION TABLE

                                                           LONG-TERM
                                           COMPENSATION   COMPENSATION
                                           BONUS OR ($)  AWARDS/NUMBER   ALL OTHER
NAME AND PRINCIPAL     FISCAL   ANNUAL        OTHER        OF OPTION    COMPENSATION
     POSITION           YEAR  SALARY ($)   COMPENSATION  SHARES GRANTED  ($)(1)(2)
- ------------------     ------ ----------   ------------  -------------- ------------
James C. Edenfield      1995   434,500           -0-         48,000         --
 President and Chief    1994   434,500           -0-            -0-         449
 Executive Officer(3)   1993   434,500           -0-         24,000         -0-
J. Michael Edenfield    1995   240,000        18,850(4)     106,062         --
 Executive Vice Presi-
  dent/Chief            1994    51,600       237,168(4)      12,000         448
 Operating Officer(3)   1993          (5)           (5)            (5)         (5)
Joseph L. Wiley         1995   150,000           -0-         10,000         --
 Vice President/Chief
  Financial             1994          (6)           (6)            (6)         (6)
 Officer(6)(7)          1993          (6)           (6)            (6)         (6)
Lawrence Mueller        1995   133,333(7)        -0-            -0-         --
 Senior Vice President
  (7)                   1994   115,897           -0-        100,000         -0-
                        1993          (5)           (5)            (5)         (5)
Paul DiBono, Jr.        1995   117,500           -0-         60,000         --
 Senior Vice President  1994   113,333           -0-         10,000         176
                        1993   105,000           -0-          4,000         -0-

- --------
(1) This column reflects Company contributions for the accounts of these individuals under the Company's Profit Sharing Plan.
(2) The aggregate amount of perquisites and other personal benefits,securities or property, given to each named executive officer, valued on the basis of aggregate incremental cost to the Company, was less than either $50,000 or 10% of the total annual salary and bonus for that executive officer during each of these years.
(3) James C. Edenfield is the father of J. Michael Edenfield.
(4) These amounts consist of sales commissions earned while J. Michael Edenfield was in his former position of Senior Vice President, Sales and Marketing, prior to his promotion to Executive Vice President/Chief Operating Officer; the amounts shown for fiscal 1995 were earned in fiscal 1994.
(5) These individuals became executive officers of the Company in Fiscal 1994.
(6) Mr.Wiley became an executive officer of the Company in Fiscal 1995.
(7) The employment of Messrs. Mueller and Wiley by the Company terminated on November 30, 1994 and April 28, 1995, respectively.

STOCK OPTION PLANS

  The Company has granted stock options pursuant to four stock option plans. Two of these plans, the Incentive Stock Option Plan (the "Incentive Plan") and the Nonqualified Stock Option Plan (the "Nonqualified Plan"), were terminated effective August 22, 1991 (the "Terminated Plans"), at which time the shareholders of the Company approved two new option plans: The 1991 Employee Stock Option Plan (the "Employee Option Plan") and the Directors and Officers Stock Option Plan (the "D&O Option Plan"). Options outstanding under the Terminated Plans remain in effect, but no new options may be granted under those plans. The Employee Option Plan is proposed to be amended and is described in "Amendment of Employee Option Plan" below. The following sections describe the other three stock option plans.

  Incentive Stock Option Plan. On January 13, 1983 the Company adopted and the
  ---------------------------
shareholders approved the Incentive Plan. The Incentive Plan was designed to qualify as an "incentive stock option plan" under Section 422 of the Internal Revenue Code of 1986 (the "Code"). As incentive stock options, options granted under the Incentive Plan are subject to substantially the same terms as incentive stock options that may be granted under the Employee Plan and the D&O Plan. As of April 30, 1995, there were outstanding under the Incentive
Plan options to purchase   shares of Class A stock.

  Nonqualified Stock Option Plan. Effective June 3, 1986 the Company adopted
  ------------------------------
the Nonqualified Plan. Options granted under the Nonqualified Plan do not receive the favorable tax treatment afforded to incentive stock options. Options granted under this plan were not, however, subject to restrictions on exercise price and other restrictions applicable to incentive stock options. Other terms of these options are, in general, substantially the same as incentive stock options granted by the Company. As of April 30, 1995, there
were outstanding under the Nonqualified Plan options to purchase   shares of
Class A stock.

  The D&O Option Plan. The aggregate number of Class A shares subject to
  -------------------
options that may be granted under the D&O Option Plan is 900,000 Shares. As of April 30, 1995, there were outstanding under the D&O Option Plan options to
purchase   shares. Under the D&O Option Plan, the Compensation Committee may
grant (i) an incentive stock option, (ii) a nonqualified option or (iii) an incentive stock option and a nonqualified option at the same time. All incentive options will have terms that will comply with the provisions of
Section 422 of the Code.

  The aggregate fair market value, determined at the time of grant, of the Shares with respect to which one or more incentive stock options are exercisable for the first time by any individual optionee during any calendar year under the D&O Option Plan (and under the Incentive Stock Option Plan) may not exceed $100,000. The term of each option will be set at the time of grant by the Committee granting the option, but no option may have a term in excess of ten years (five years in the case of incentive options granted to holders of 10% or more of the Class A stock ("10% Stockholders")).

  Under the D&O Option Plan, options may be granted to Directors and officers of the Company or its subsidiaries. See "Certain Information Regarding Executive Officers and Directors--Director Compensation" for a description of the formula by which non-employee Directors automatically receive options under the D&O Option Plan on a semi-annual basis.

  The option price per Class A share will be fixed by the applicable Committee in granting the option, but for incentive stock options will not be less than 100% of the fair market value of a Class A share at the time the option is granted (110% for options granted to a 10% Stockholder).

  Options will be exercisable in such manner, at such time or times (including any installments) and subject to such terms, conditions or limitations as are fixed by the applicable Committee, in its sole discretion, when the options are granted.

  No option granted under any of the stock option plans will be transferable by the optionee otherwise than by will, by the laws of descent and distribution or by a qualified domestic relations order. During an optionee's lifetime, an option under any of the stock option plans may only be exercised by him or her or his or her guardian or legal representative.

  Stock Option Committees. Prior to termination of the Incentive Plan and the Nonqualified Plan on August 22, 1991, these Plans were administered by the Stock Option Committee, consisting of Mr. Edenfield and Dr. Newberry. The D&O Option Plan is administered by the Compensation Committee, consisting of Messrs. Gambrell and Williams.

  The members of these Committees are not eligible to participate in the Plan which they are administering, except pursuant to the formula option grant program for non-employee directors under the D&O Option Plan. The Compensation Committee consists of "disinterested persons" as defined in Rule 16b-3 under the Exchange Act. Under the Plans, the functions of these Committees are to grant options and establish the terms of those options, as well as to construe and interpret their respective Plans and to adopt rules in connection therewith.

STOCK OPTION GRANTS

  The following table sets forth information with respect to options granted during fiscal 1995 under the D&O Option Plan to each of the named executive officers who received option grants under that Plan. No options were granted to such executive officers during fiscal 1995 under the Employee Option Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS
                              ------------------------------------------------
                              PERCENT OF                                       POTENTIAL REALIZED VALUE AT
                                TOTAL                                            ASSUMED ANNUAL RATES OF      MARKET VALUE AT
                               OPTIONS                                          STOCK PRICE APPRECIATION      END OF 10 YEARS
                              GRANTED TO                           FAIR MARKET    FOR OPTION TERM (2) $          ASSUMING
                   NUMBER OF  EMPLOYEES  EXERCISE OR                  VALUE    ----------------------------     5%/10% PER
                    OPTIONS   IN FISCAL  BASE PRICE  EXPIRATION      ON DATE                                 ANNUM COMPOUNDED
NAME              GRANTED (1)    1995    (PER SHARE)    DATE        OF GRANT      5%                10%          INCREASE
- ----              ----------- ---------- ----------- ----------    ----------- -------------  -------------  -----------------
James C. Eden-
 field..........     48,000         %       $3.03    01/30/2000       $2.75
J. Michael Eden-
 field..........    106,062         %       $2.75    01/30/2005       $2.75
Joseph L. Wiley.     10,000         %       $2.75    01/30/2005(3)    $2.75
Paul DiBono,
 Jr. ...........     60,000         %       $2.75    01/30/2005       $2.75

- --------
(1) Such options may not be exercised earlier than one year after the date of grant. Options vest ratably over a period of four years.
(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Class A Shares and overall market conditions. The amounts reflected in this table may not necessarily be achieved.
(3) Mr. Wiley's options did not vest prior to the end of his employment.

STOCK OPTION EXERCISES AND OUTSTANDING OPTIONS

  The following table contains information, with respect to the named executive officers, regarding stock options outstanding as of April 30, 1995. No stock options were exercised by these executive officers during fiscal 1995.

                                                            VALUE OF UNEXERCISED
                                             NUMBER OF          IN-THE-MONEY
                                        UNEXERCISED OPTIONS       OPTIONS
                                            AT 04/30/95         AT 04/30/95
                                           EXERCISABLE/         EXERCISABLE/
NAME                                       UNEXERCISABLE     UNEXERCISABLE(1)$
- ----                                    ------------------- --------------------
James C. Edenfield.....................   28,125/ 48,000
J. Michael Edenfield...................    8,938/115,000
Joseph L. Wiley........................              0/0            --
Lawrence Mueller.......................              0/0            --
Paul DiBono, Jr. ......................        0/ 60,000

- --------
(1) The market price of Class A shares on April 30, 1995 was $   .

STOCK OPTION REPRICING

  On January 30, 1995, the Company offered its employees the right to exchange all current options for replacement options with an exercise price of $2.75. No other option repricing or exchange has occurred in the past ten years with respect to the Company's executive officers. In some instances, the replacement options were for a greater number of shares than the options surrendered. See "Report on Executive Compensation". The following table provides information regarding these replacement options with respect to all executive officers of the Company who participated in this offer.

                           TEN-YEAR OPTION EXCHANGES

                                                                                         LENGTH OF
                                 NUMBER OF      MARKET PRICE    EXERCISE              ORIGINAL OPTION
                                 SECURITIES      OF STOCK AT    PRICE AT              TERM REMAINING
                             UNDERLYING OPTIONS    TIME OF       TIME OF       NEW      AT DATE OF
                                 WHICH WERE     REPRICING OR  REPRICING OR  EXERCISE   REPRICING OR
NAME                            EXCHANGED(#)    AMENDMENT ($) AMENDMENT ($) PRICE ($)    AMENDMENT
- ----                         ------------------ ------------- ------------- --------- ---------------
James C. Edenfield.........        24,000           2.75           5.00       3.03        6.7 yrs
 President/Chief Executive
  Officer/Treasurer/Director       24,000           2.75           5.00       3.03        7.0 yrs
James L. Altman............           750           2.75           9.25       2.75
 Vice President                       900           2.75                      2.75
                                    1,500           2.75           5.00       2.75
Paul DiBono, Jr............         1,266           2.75                      2.75
 Senior Vice President              4,500           2.75                      2.75
                                    4,725           2.75                      2.75
                                   15,975           2.75                      2.75
                                      900           2.75                      2.75
                                    2,000           2.75                      2.75
                                    2,000           2.75                      2.75
                                    4,500           2.75           5.00       2.75
                                    4,000           2.75           5.00       2.75
                                   10,000           2.75           5.00       2.75
J. Michael Edenfield.......         1,686           2.75           4.11       2.75        3.2 yrs
 Executive Vice
  President/Chief Operating
  Officer                           3,791           2.75          12.50       2.75        5.2 yrs
                                    5,625           2.75           3.33       2.75        5.2 yrs
                                    4,500           2.75                      2.75        5.4 yrs
                                   12,000           2.75           5.00       2.75        6.5 yrs
                                   12,000           2.75           5.00       2.75        7.4 yrs
                                   12,000           2.75           5.00       2.75        8.4 yrs
Peter W. Pamplin...........           824           2.75           9.25       2.75        4.2 yrs
 Controller                         1,500           2.75           9.62       2.75        5.2 yrs
                                    1,500           2.75           8.13       2.75        5.2 yrs
                                      750           2.75          12.13       2.75        5.8 yrs
                                    1,000           2.75           5.00       2.75        6.5 yrs
                                    1,000           2.75           5.00       2.75        7.2 yrs
                                    2,000           2.75           5.00       2.75        8.2 yrs
                                    4,000           2.75           6.00       2.75        9.8 yrs

EMPLOYMENT AGREEMENT AND BONUS POLICY

  Since May 1, 1983, the compensation of James C. Edenfield has been determined under an employment contract entered into between him and the Company on January 17, 1983. During fiscal

1995, his contract provided for a current annual base salary of $434,500, payable monthly, plus expenses and normal employee fringe benefits. In addition, Mr. Edenfield has been entitled to an annual bonus of 5% of the increase of each fiscal year's pre-tax earnings over the pre-tax earnings of the preceding fiscal year. No such bonus was payable with respect to fiscal 1995. The term of Mr. Edenfield's contract expired on April 30, 1995. Since that time, Mr. Edenfield's employment contract has been extended on a monthly basis while the Compensation Committee is continuing its research leading up to a new long-term agreement. See "Report on Executive Compensation".

  Pursuant to written plans, Messrs. J. Michael Edenfield, Wiley, Mueller and DiBono had the potential to receive certain cash bonuses, stock options and other compensation, the amounts of which were determined based upon fiscal 1995 performance standards. No bonuses were earned by these individuals during fiscal 1995. For Fiscal 1996, the bonus plans for Messrs. J. Michael Edenfield and DiBono will be unique, with incentive goals tied to increases in revenues and/or net income, either Company-wide or related to specific areas over which they have responsibility, or both.

CERTAIN TRANSACTIONS

  The Company leases one of its office facilities from a partnership that is owned entirely by Messrs. Edenfield and Newberry under a lease expiring December 31, 1996. The Company incurred expenses of approximately $285,467 and $290,561 in fiscal 1994 and 1995, respectively, pursuant to this lease. The current rental rate is $17.55 per square foot. This rate is subject to annual cost of living adjustments. Management believes that the terms of the lease are fair to the Company.

DIRECTOR COMPENSATION

  During fiscal 1995, the Company compensated Dr. Newberry, the Chairman of the Board, at the rate of $18,000 per annum, and other Directors who are not employed by the Company at the rate of $12,000 per annum, plus $600 for each half-day or $1,200 for each full day meeting of the Board of Directors or any committee of the Board that they attended.

  Directors are eligible to receive stock option grants under the Company's D&O Option Plan, adopted in 1991. Under the terms of that Plan, Directors who are not employed by the Company automatically receive stock option grants of 5,000 shares each, effective at six-month intervals, on each October 31 and April 30, with exercise prices equal to the market price on those respective dates. These options become exercizable one year after the date of grant and expire ten years after the date of grant. They do not terminate if the Director ceases to serve on the Board of the Company. Under this program, Messrs. Gambrell, Newberry and Williams each received options to purchase an aggregate of 10,000 shares in fiscal 1995.

COMPENSATION COMMITTEE AND RELATIONSHIP TO COMPANY

  Messrs. Gambrell and Williams have been selected by the Board of Directors to serve on the Compensation Committee. Mr. Gambrell and James R. McGuone, Secretary of the Company, are partners in the firm of Gambrell & Stolz, general counsel to the Company. Legal fees in the amount of $481,267 were paid by the Company to that firm during calendar year 1994 for legal services rendered as general counsel to the Company, in addition to $14,400 in Director fees paid during that year for Mr. Gambrell's serving as a Director and as a member of Board Committees.

REPORT ON EXECUTIVE COMPENSATION

  The following is the report of the Compensation Committee of the Board of Directors of American Software, Inc. for the fiscal year ended April 30, 1995.

  Meetings. The Compensation Committee has met [ONCE] formally and has
  --------
conferred informally a number of times during fiscal year 1994, among the members of the Committee, as well as with management and the Board of Directors, concerning its authority and responsibilities.

  Compensation of Chief Executive Officer. The Compensation Committee has the
  ---------------------------------------
responsibility and authority to review and establish compensation for the Chief Executive Officer of the Company, including his participation in the Directors and Officers Stock Option Plan and the re-evaluation and negotiation of his employment contract. The current employment contract of the Chief Executive Officer, which was in effect since 1983, expired on April 30, 1995. The members of the Compensation Committee have met with the Chief Executive Officer, in regards to various alternatives. The Compensation Committee has determined to continue the current employment contract on a month-to-month basis while the Committee confers with independent compensation consultants in connection with structuring a new compensation package for Mr. Edenfield. The Committee expects to finalize its compensation proposal with the Chief Executive Officer as soon as possible. The participation of the Chief Executive Officer in the Directors and Officers Stock Option Plan during fiscal year 1996 will be determined by the Compensation Committee based upon its authority to grant options under that Plan.

  The Chief Executive Officer's cash compensation in fiscal year 1995, both salary and bonus, was determined under the terms of his existing employment contract. Under the terms of his contract, the Chief Executive Officer received no bonus in fiscal year 1995, because the bonus is calculated as a percentage of the increase in pre-tax earnings from the previous year, and there was no such increase. The Chief Executive Officer participated in the option exchange program discussed under "Other Executive Officers," below.

  Other Executive Officers. The Compensation Committee has responsibility for
  ------------------------
the review of compensation of other executive officers of the Company, including certain executive officers of operating subsidiaries. To assist in this process, the Committee has reviewed compensation of officers having similar responsibilities with peer group companies, based upon publicly available information. In that regard, the Compensation Committee consults with the Chief Executive Officer. Through its oversight and control of the Directors and Officers Stock Option Plan, the Compensation Committee has direct authority over the granting of stock options to executive officers. In addition, the Compensation Committee assists the Chief Executive Officer in evaluating and establishing executive bonus plans, which are customized for each executive officer.

  It has been the policy of the Company in consultation with the Compensation Committee to base a substantial portion of executive officer compensation upon the achievement of Company-wide and/or divisional goals, relating in some cases to growth in revenues, in some cases to growth in net income and in some cases to both of these factors, as well as other factors. The bonus plans for each of the most highly compensated executive officers reflect this approach.

  Stock option grants under the Directors and Officers Stock Option Plan are utilized as both a motivating and a compensating factor. Because the performance of executive officers can substantially influence overall Company performance, in several instances grants of stock options have been utilized to create greater incentives for improving Company performance, which the Compensation Committee believes may positively influence the market price for Company stock.

  After consulting with the Chief Executive Officer and other management of the Company, the Committee agreed in January 1995 that the current outstanding stock options did not achieve the objective of providing a meaningful incentive for executive officers' efforts and productivity. Due to industry conditions and a variety of other factors, including Company performance, the exercise prices of most options outstanding under the Director and Officer Stock Option Plan were far above the market price of the Company's Class A stock. In response to these conditions, and in an effort to retain the services of valuable executives, the Committee approved an option exchange plan, effective January 30, 1995, under which option holders were offered the choice of retaining their existing options, at relatively high exercise prices and with varying degrees of exercisability, for new options exercisable at the current market price, but with a loss of current vesting rights. In some cases, the new options were for an increased number of shares, particularly in the case of those executive officers who had not recently been granted options. The options of the Chief Executive Officer were exchanged on a one-for-one basis. The Committee believes that this exchange program was justified and well founded based on the market conditions that existed at the time and the reliance by the Company on non-cash methods of compensating its officers.

  During fiscal 1996, the Compensation Committee will continue to consult with the Chief Executive Officer with respect to executive officer compensation packages, including salary, bonus, stock options and fringe benefits, to ensure that compensation is appropriately related to individual and Company performance, as well as to competitive compensation standards and other relevant criteria. The Compensation Committee will continue its investigation of compensation arrangements in peer group companies as guides for future consultations with the Board of Directors and the Chief Executive Officer.

  Limitations on Deductibility of Executive Compensation. Since 1994, the
  ------------------------------------------------------
Omnibus Budget Reconciliation Act of 1993 has limited the deductibility of executive compensation paid by publicly held corporations to $1 million per employee subject to various exceptions, including compensation based on performance goals.

  The deductibility limitation does not apply to compensation based on performance goals where (1) the performance goals are established by a compensation committee which is comprised solely of two or more outside directors; (2) the material terms are disclosed to shareholders and approved by majority vote of the stockholders eligible to vote thereon before the compensation is paid; and (3) before the compensation is paid, the compensation committee certifies that the performance goals and other material terms have been satisfied. The Company has not adopted a policy with respect to deductibility of compensation since no executive officer currently receives, or has previously received, taxable income in excess of $1 million per year from the Company. The Compensation Committee will monitor compensation levels closely, particularly in areas of incentive compensation. If the Company's performance continues to improve, incentive compensation also can be expected to increase and it may become necessary to adopt a long-term incentive compensation plan in compliance with the foregoing criteria.

BY THE COMPENSATION COMMITTEE:

David H. Gambrell
Thomas R. Williams

                       AMENDMENT OF EMPLOYEE OPTION PLAN

GENERAL

  Effective     , 1995, the Board of Directors approved, subject to
shareholder approval, an amendment to the Employee Option Plan which would increase the base number of Class A shares that may be subject to options granted under the Employee Option Plan by 500,000 shares, from 1,650,000 shares to 2,150,000 shares. A copy of the proposed amendment as adopted by the Board of Directors appears in Annex A to the Proxy Statement.

  The Employee Option Plan currently provides that only     Class A shares may
be issued pursuant to options under the Employee Option Plan, consisting of
the 1,650,000 base number of authorized shares, plus     shares transferred
from prior stock option plans due to lapsed options. Of this amount, as of
June 30, 1995,     of these shares have been purchased pursuant to the
exercise of stock options and     shares were subject to outstanding options,
leaving only shares available for new options. The proposed amendment would increase the number of available shares under the Employee Option Plan to shares as of June 30, 1995. The Board of Directors believes that there currently is an adequate number of shares available for option grants under
the D&O Option Plan (    shares available as of June 30, 1995).

  The following summary of the Employee Option Plan is qualified in its entirety by reference to the full text of the Employee Option Plan, which governs in the event of any conflict. Copies of the Plan are available from the Company, upon written request, to the attention of Pat McManus, Investor Relations, 470 East Paces Ferry Road, Atlanta, Georgia 30305.

PURPOSE OF PLAN

  The purpose of the Employee Option Plan is to promote the interests of the Company by providing eligible employees with incentives to become owners of the Company's Class A shares and thereby enable them to benefit directly from the Company's growth, development and financial success.

SHARES SUBJECT TO THE PLAN

  As of June 30, 1995, there were     Class A shares available for option
grants under the Employee Option Plan and     Class A shares subject to
outstanding options granted under the Employee Option Plan. The terms of the Plan provide that if an option expires or is canceled without having been fully exercised, the shares subject to the unexercised portion of such option will be available for future grant.

ADMINISTRATION

  The Employee Option Plan is administered by a committee of the Board of Directors that consists of Messrs. Edenfield and Newberry. The members of the Committee are not (and have not been for at least one year prior to joining that Committee) eligible to receive options under the Plan. The Board appoints the members of the Committee, fills vacancies on the Committee and has the power to replace members of the Committee with other eligible persons at any time. The Committee is authorized to grant options under the Plan, to determine the terms and conditions of such options and to otherwise administer the Plan.

ELIGIBILITY

  All employees (approximately 623 persons), other than executive officers and Directors of the Company, are eligible to participate in the Employee Option Plan.

EXERCISE PRICE

  The exercise price per share of any option granted under the Plan is set in each case by the Committee. For incentive stock options granted under the Plan, the exercise price must be at least 100% of the fair market value of Class A stock on the date of grant (110% for 10% shareholders). For nonqualified stock options granted under the Plan, the exercise price may be less than the fair market value per share of Common Stock on the date upon which the option is granted. As of the close of business on June 30, 1995, the
market value of Class A stock was $    per share.

TERMS OF OPTIONS

  Every option granted pursuant to the Plan generally expires on the tenth anniversary of such option's grant date.

EXERCISE OF OPTIONS

  Options granted pursuant to the Plan generally become exercisable in equal portions over a four-year period. Upon the exercise of an option, the optionee may either make payment in full in cash to the Company of the exercise price therefor and any required tax withholding payment or may deliver to the Company a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price.

NON-ASSIGNABILITY OF OPTIONS

  An option granted under the Plan is not transferable other than by will, the applicable laws of descent and distribution, or a qualified domestic relations order. During the lifetime of an optionee, options may be exercised only by such optionee or his guardian or legal representative.

DEATH, DISABILITY, RETIREMENT OR TERMINATION OF EMPLOYMENT

  Following an optionee's termination of employment, options held by such person pursuant to the Plan are generally exercisable only with respect to the portions thereof in which the optionee is then vested. Under each of the Plans, upon termination of employment, options remain exercisable for 90 days, or 12 months if termination results from death or disability, but in any event not beyond the original option term. In the case of retirement, the Committee has the discretion to permit the exercise of options more than 90 days beyond termination of employment.

CHANGE OF CONTROL

  Currently, option agreements relating to options granted under the Plan generally provide that in the event of a dissolution, liquidation or sale of substantially all of the assets of the Company or a merger or consolidation in which the Company is not the surviving corporation, the options terminate, except that immediately prior to such an event, the options become fully exercisable without regard to vesting requirements.

RIGHTS AS A STOCKHOLDER; STATUS OF EMPLOYEE

  No person shall have any rights or privileges of a stockholder of the Company as to shares subject to an option granted pursuant to the Plan until such option is exercised in accordance with the terms of the Plan. Furthermore, nothing in the Plan or any agreement entered into pursuant thereto confers upon an optionee any right to continue in the employment of the Company or its subsidiaries.

TAX CONSEQUENCES

  Following is a brief summary of the principal federal income tax consequences of the grant and exercise of an option under the Employee Option Plan and the subsequent disposition of Class A stock acquired upon such exercise. Under the Plan, at the time of grant the Committee designates each option either as an incentive stock option or a nonqualified stock option, with differing tax consequences to the optionee and to the Company for each type of option.

  Nonqualified Options. The grant of a nonqualified option will not result in
  --------------------
any immediate tax consequence to the Company or the optionee. Upon exercise of a nonqualified option granted under the Plan, the amount by which the fair market value on the date of exercise of the shares received upon such exercise exceeds the option price will be taxed as ordinary income to the optionee, and the Company will generally be entitled to a deduction in an equal amount. Such amount will not be an item of tax preference to an optionee.

  Upon the subsequent disposition of shares acquired upon the exercise of an option ("Option Stock"), an optionee may realize short-term or long-term capital gain or loss, assuming such shares of Option Stock constitute capital assets in an optionee's hands and depending upon the holding period of such shares of Option Stock, equal to the difference between the selling price and the tax basis of the shares of Option Stock sold. The tax basis for this purpose will equal the sum of the exercise price and the amount of ordinary income realized by the optionee as a result of such exercise.

  Incentive Options. Neither the grant nor the exercise of an incentive stock
  -----------------
option will have any immediate tax consequences to the Company or the optionee. (However, in calculating income for purposes of computing an individual optionee's alternative minimum tax, the favorable tax treatment generally accorded incentive stock options is not applicable.)

  When an optionee sells Option Stock received upon the exercise of his incentive stock options, any amount he receives in excess of the option price will be taxed as a long-term capital gain at the maximum applicable tax rate (and any loss will be a long-term capital loss) if he has held his shares for at least two years from the date of granting the option to him and for at least one year after the issuance of such shares to him. If the shares are not held for more than two years from the date of granting the option to him or are not held for more than one year after the issuance of such shares,
(i) ordinary income will be realized in the year of the disposition in an amount equal to the difference between the fair market value of the shares on the date the option was exercised and the option price, and (ii) either capital gain or loss will be recognized in an amount equal to the difference between the selling price and the fair market value of the shares on the date the option was exercised. If the selling price is less than the fair market value on the date the option is exercised, but more than the exercise price,
(i) ordinary income equal to the difference between the exercise price and the fair market value on the date of exercise is recognized, and (ii) a capital loss equal to the difference between the fair market value on the date of exercise and the sales price results.

  The Company is not permitted to take a deduction for federal income tax purposes because of the granting or exercise of any incentive stock option, except to the extent that ordinary income may be realized by an optionee on the sale of option shares.

TERMINATION

  The Employee Option Plan terminates on May 12, 2001, unless sooner terminated by the Board. Except as expressly contemplated by the terms of the Plan, no amendment, discontinuance or termination of the Plan will have any effect on options outstanding thereunder at the time of termination.

OTHER OPTION PLANS

  In addition, the Company has three other stock option plans: the Incentive Stock Option Plan, Nonqualified Stock Option Plan, and the D&O Option Plan. None of these Plans are proposed for amendment. In 1991, the Incentive Stock Option Plan and the Nonqualified Stock Option Plan were replaced by the Employee Option Plan and the D&O Option Plan. As of June 30, 1995 there were outstanding under the other Plans options to purchase the following numbers of shares:

       Incentive Stock Option Plan --           Shares
       Nonqualified Stock Option Plan --        Shares
       D&O Option Plan --                       Shares

To the extent that any of the options under the first two of these plans terminate or expire unexercised, the unused option shares automatically become available under the Employee Option Plan. The terms of options granted under the other option plans are substantially similar to the terms of options granted under the Employee Option Plan.

BOARD RECOMMENDATION

  The Board of Directors believes it is in the best interest of the Company to approve the proposed amendment so that the Company will be able to continue to provide adequate incentives and to attract and retain the services of competent personnel. Therefore, the Board recommends the adoption of the proposed stock option plan amendment to the shareholders of the Company.

  The affirmative vote of a majority of the combined Class A and Class B shares in attendance or represented by proxy and entitled to vote at the Shareholders Meeting is required for approval of the amendment. This vote will be adjusted for the relative Class A shares and Class B shares voting weights, as described in "Voting Securities--Record Date and Voting of Securities," above. If all of the Class B shares (which are held by Messrs. Edenfield and Newberry) are voted in favor of these amendments, no additional affirmative votes will be required. Messrs. Edenfield and Newberry intend to vote their Class A and Class B shares in favor of these amendments.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT.

                         STOCK PRICE PERFORMANCE GRAPH

  The graph below reflects the cumulative stockholder return (assuming the reinvestment of dividends) on the Company's Class A shares compared to the return of the NASDAQ Composite Index and two peer group indices for the periods indicated. The graph reflects the investment of $100 on April 30, 1990 in the Company's Class A shares, the NASDAQ Stock Market--U.S. Companies ("NASDAQ Composite Index") and in two peer group indices. The Company's first peer group ("Peer Group One") consists of thirteen application software companies whose shares are quoted on NASDAQ and which are considered to be competitors of the Company in one or more major product areas. The Company's second peer group ("Peer Group Two") is the Robertson Stephens & Company Software Index, which is an index of the stock price performance of 64 software companies maintained by Robertson Stephens & Company, an investment banking firm.

                                (INSERT GRAPH)


                          04/30/88 04/30/89 04/30/90 04/30/91 04/30/92 04/30/93 04/30/94 04/30/95
                          -------- -------- -------- -------- -------- -------- -------- --------
AMERICAN SOFTWARE, INC..   $55.10    $100   $123.70  $116.10  $165.90  $ 64.80  $ 61.00
NASDAQ COMPOSITE........   $85.78    $100   $ 99.91  $118.74  $143.92  $165.34  $183.08
PEER GROUP ONE..........   $78.40    $100   $102.20  $108.90  $140.00  $123.80  $122.30
PEER GROUP TWO..........   $88.62    $100   $119.50  $151.79  $182.11  $176.55  $230.22

                             INDEPENDENT AUDITORS

  The Board of Directors has selected KPMG Peat Marwick, who were auditors for fiscal 1995, to continue as independent auditors of the Company.

  Representatives of KPMG Peat Marwick are expected to attend the Shareholders Meeting. These representatives will be available to respond to appropriate questions raised orally and will be given the opportunity to make a statement if they so desire.

                             SHAREHOLDER PROPOSALS

  Proposals of shareholders intended to be presented to the 1996 Annual Meeting of Shareholders must be forwarded in writing and received at the principal executive offices of the Company no later than March 28, 1996, directed to the attention of the Secretary, for consideration for inclusion in the Company's proxy statement for the 1995 Annual Meeting of Shareholders. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those specifically referred to in this Proxy Statement. If other matters properly come before the meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

  The cost of this solicitation of proxies will be borne by the Company. In addition to solicitation by mail, employees of the Company may solicit proxies by telephone, in writing or in person. The Company may request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and will reimburse such persons for any reasonable expense in forwarding the material.

  Copies of the 1995 Annual Report of the Company are being mailed to shareholders together with this Proxy Statement, proxy card and Notice of Annual Meeting of Shareholders. Additional copies may be obtained from Pat McManus, Investor Relations, 470 East Paces Ferry Road, Atlanta, Georgia 30305.

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 30, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS BENEFICIALLY OR OF RECORD AT THE CLOSE OF BUSINESS ON JULY 13, 1995, ON REQUEST TO PAT MCMANUS, INVESTOR RELATIONS, 470 EAST PACES FERRY ROAD, ATLANTA, GEORGIA 30305.

                                          By Order of the Board of Directors,

                                          James R. McGuone, Secretary

Atlanta, Georgia
July 26, 1995

                                                                        ANNEX A

  RESOLUTION OF THE BOARD OF DIRECTORS ADOPTED JUNE 23, 1995, SETTING FORTH A PROPOSED AMENDMENT TO THE COMPANY'S 1991 EMPLOYEE STOCK OPTION PLAN

  RESOLVED, that the Board of Directors hereby declares it advisable for the Company to amend its 1991 Employee Stock Option Plan, subject to shareholder approval, to increase the base number of Class A Common Shares that may be subject to options under said Plan from 1,650,000 shares to 2,150,000 shares.